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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE



                     TOUCHTUNES ANNOUNCES CLOSING OF A MAJOR
                             SHAREHOLDER REFINANCING


         LAS VEGAS, NEVADA, JUNE 10, 2003 - TouchTunes Music Corporation (NASDAQ OTC BB:TTMC) ("TouchTunes or "the Company"), the world's leading provider of interactive music-on-demand digital jukeboxes, has completed today a capital restructuring providing for the conversion of certain principal stockholders' loans and accrued preferred stock dividends into a new series of preferred stock.

         As a result of this transaction, unsecured loans to principal stockholders totaling $5,325,000 and dividends and accretion due on Class B Preferred stock totaling $10,982,000 have been converted into Class C Preferred stock with an issuance price of $12,500,000. The conversion of the principal amount of such unsecured loans reduces the Company's total liabilities by $5,325,000 and relieves the Company of interest payments at an annual rate of 20 percent that would have accrued under such loans. If the financial restructuring had been completed as of March 31, 2003, the Company's stockholders' equity would have amounted to $9,118,000, an increase of $36,307,000 as set out in the following table:


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

                                         -------------------------------------- --------------------------------------
                                                                                           MARCH 31, 2003
                                                        ACTUAL                    (ASSUMING COMPLETION OF FINANCIAL
                                                    MARCH 31, 2003                         RESTRUCTURING)
                                         -------------------------------------- --------------------------------------
                                                        ($000)                                 ($000)
TOTAL CURRENT LIABILITIES                                                6,940                                  6,940

Long-term debt                                                             413                                    413
Unsecured loans from principal
stockholders                                                             5,325                                     --
                                         -------------------------------------- --------------------------------------
                                                                        12,678                                  7,353

                                         -------------------------------------- --------------------------------------
SERIES B PREFERRED STOCK                                                30,982                                     --
                                         -------------------------------------- --------------------------------------

STOCKHOLDER'S EQUITY
Series A preferred stock                                                    13                                     13
Series B preferred stock                                                    --                                 20,000
Series C preferred stock                                                    --                                 12,500
Class A voting common stock                                                 15                                     15
Additional paid-in capital                                              15,756                                     --
Accumulated deficit                                                   (42,972)                               (23,410)

                                         -------------------------------------- --------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                            (27,189)                                  9,118
                                         -------------------------------------- --------------------------------------

                                         ====================================== ======================================
                                                                        16,471                                 16,471
                                         ====================================== ======================================

         John Perrachon, President and Chief Executive Officer of TouchTunes, stated: "The Company is pleased to be able to announce this capital restructuring with its principal stockholders. Our principal stockholders, through these actions, have once again demonstrated their strong support for the Company and the path it is following. This solid display of confidence is a clear message to all of our stakeholders that TouchTunes is indeed a force to be reckoned with. The impact of this restructuring on the Company's equity as a result of the conversion of stockholder loans and Preferred B accretion and dividends when combined with the elimination of future interest on the unsecured loan from principal shareholders provides the Company with


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a very attractive balance sheet. We believe that this simplification of the balance sheet should assist the Company should it decide to raise additional financing in the future".

         The Series C Preferred Stock has an issuance price of $0.50 per share and a liquidation preference over the Series A Preferred Stock, Series B Preferred Stock and Common Stock equal to the issuance price (as may be adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares). The Series C Preferred Stock shall not be entitled to voting rights, dividend rights or redemption rights.

         The Board of Directors and the requisite number of stockholders of the Company have approved amendments to the Company's Second Amended and Restated Articles of Incorporation necessary to effect this capital restructuring. The impact of these amendments and the issuance of the Series C Preferred Stock is to:
(1) increase the aggregate number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares;

(2) create a new class of authorized preferred stock, consisting of 30,000,000 authorized shares of Series C Preferred Stock, par value $0.001 ("Series C Preferred Stock"), of which 25,000,000 are currently outstanding as a result of the capital restructuring;

(3) reduce the exercise price of the Series A Preferred Stock and Series B Preferred Stock to the $0.50 per share conversion price of the Series C Preferred Stock. As a result, holders of Series A and Series B Preferred Stock are now entitled to significantly more shares of Common Stock upon conversion, which is dilutive to the holders of Common Stock;

(4) remove the right of holders of Series B Preferred Stock to receive a cumulative and preferred dividend;

(5) remove the right of holders of Series B Preferred Stock to demand redemption by the Company and remove the Company's right to redeem the Series B Preferred Stock at its option; and

(6) reduce the voting rights of the Series A Preferred Stock and Series B Preferred Stock to one vote per each outstanding share of Preferred Stock, in lieu of one vote per share of Common Stock into which a holder's Preferred Stock could be converted.

         Under Nevada law, stockholders will not have any dissenter's or appraisal rights in connection with the Amendments.


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About TouchTunes

TouchTunes is involved in the digital distribution of music content to interactive, music-on-demand applications. The first such interactive, music-on-demand application is its digital jukebox.

TouchTunes is currently the leading provider of interactive, music-on-demand, digital-downloading jukeboxes to the coin-operated machine industry across the United States. TouchTunes has signed agreements with Capitol, BMG, Universal, Warner and their music subsidiaries, which permit the secure transmission, storing and playing of digitized copies of music masters on TouchTunes' central database and throughout its network of digital jukeboxes. TouchTunes also has signed agreements with various independent labels such as: Zomba, Jive, Beggars Banquet and Epitaph Records. TouchTunes is traded on the NASDAQ OTC BULLETIN Board under the symbol TTMC.

Copyright @ 2003 TouchTunes Music Corporation. All rights reserved. Important Legal Information

Certain statements made herein that are not historical are forward-looking within the meaning of the federal securities laws. The word "expects" and similar expressions are intended to identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of TouchTunes to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, the factors described in TouchTunes' filings with the Securities and Exchange Commission. TouchTunes undertakes no obligation to update publicly any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.


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HYPERLINKSource and information:

TouchTunes:
Matthew Carson
Tel.:  (514) 765-8234
www.touchtunes.com
------------------
mcarson@touchtunes.com
----------------------



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